[Letterhead of Kramer Levin Naftalis & Frankel LLP]

                                 June 3, 1999


The Victory Variable Insurance Funds
3435 Stelzer Road
Columbus, Ohio  43219

      Re:      The Victory Variable Insurance Funds

Ladies and Gentlemen:

         We have acted as counsel to The Victory Variable Insurance Funds, a Delaware business trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of shares of beneficial interest therein pursuant to and as described in Registration Statement No. 333-62051 under the Securities Act of 1933 on Form N-1A of the Trust (the "Registration Statement") filed with the Securities and Exchange Commission on August 21, 1998 (the "Shares"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Instrument of the Trust dated as of October 15, 1998 (the "Governing Instrument").

         In rendering this opinion, we have examined and relied upon copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on February 11, 1998 (the "Certificate"); the Amended and Restated Certificate of Trust of the Trust as filed in the Recording Office on October 15, 1998; the Governing Instrument; the Trust Instrument of the Trust dated February 11, 1998 (the "Original Governing Instrument"); the original Bylaws of the Trust dated February 20, 1998; the Amended and Restated Bylaws of the Trust dated October 15, 1998 (the "Bylaws"); certain resolutions of the Trustees of the Trust prepared for adoption at the meetings of the Board of Trustees held on February 20, 1998, August 28, 1998 and May 11, 1999 (such resolutions, together with the Governing Instrument and the Bylaws, the "Governing Documents"); the Trust's Notification of Registration filed pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A filed with the Securities and Exchange Commission on August 21, 1998; Pre-Effective Amendment No. 2 to the Registration Statement to be filed with the Securities and Exchange Commission on or about the date hereof (the "Pre-Effective Amendment"); a Certificate of Assistant Secretary of the Trust dated as of June 3, 1999 relating to the resolutions referenced above; and a certification of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.

The Victory Variable Insurance Funds
June 3, 1999
Page 2

         Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

         1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

         2. The Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

         We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trust, a copy of which is attached hereto as Exhibit A, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference as though fully set forth herein.

         This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or state of facts which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

         Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 2 to the Trust's Registration Statement.

                                         Very truly yours,


                                         /s/ Kramer Levin Naftalis & Frankel LLP